Exhibit 99.1 PRESS RELEASE

STERLING GROUP VENTURES: CORPORATE UPDATE

VANCOUVER, BRITISH COLUMBIA, April 24, 2017

Sterling Group Ventures, Inc. (OTCQB: SGGV) is pleased to announce that Mojo Games Inc., its subsidiary, has transitioned a new partner to its Advanced iGaming Platform. Red Star Poker, a leading online gaming operator in Eastern Europe has selected Mojo's iGaming Platform for its back office and plans to offer Mojo's table casino games in the near future.

Vlad Shushkovsky, CEO of Red Star quoted 'We are committed to a successful long term partnership with Mojo Games, leveraging their Advanced iGaming Platform that allow us to provide our players with a fair, competitive and entertaining online gaming experience.'

Sterling is pleased to announce that it has arranged a $703,992.00 private placement. Under the terms of the private placement, Sterling will issue 5,866,600 common shares at $0.12 and 5,866,600 Series "G" warrants. The Series "G" warrants are convertible at $0.15 with a term of 1 year, expiring April 21, 2018. The securities were sold for cash under written Subscription Agreements between the Company and several investors. The Corporation receives $703,992.00 in cash proceeds from the offering.

The shares were issued with a Rule 144 based upon the exemption from registration found in Section 4(2) and Regulation S of the Securities Act. Each purchaser for cash executed a written subscription agreement, had an opportunity to ask questions and receive answers from management and was informed about the limitations on resale under Rule 144.

About Mojo Games, a division of Sterling Group Ventures

Mojo Games provides a B2B multi-gaming platform with a full suite of social play money gaming products, including online poker. Mojo offers B2B partners both API integrated and turnkey white label licensing options with advanced and customizable iGaming back-office features, player rewards and marketing, affiliate, and ecommerce solutions.

About Red Star Poker

Established in 2005 to provide a comfortable and secure poker experience to players worldwide, Red Star has been chosen as safe and reliable partner by hundreds of thousands of players looking for a high quality gaming solution that focuses on the Eastern European marketplace. It has since expanded to offer a well-rounded suite of products including poker, casino and betting from industry leading providers.

ON BEHALF of the BOARD

/s/Nicolaos Mellios
Chairman & CEO

For further information, please contact:
Chris MacPherson, Director or Christopher Tsakok, MBA, CFA, Director
Phone: (604) 564-0765
Email: info@mojo.game      www.mojo.game

Safe Harbour
Certain statements and other information included in this press release constitute "forward-looking information" and "forward-looking statements" within the meaning of applicable securities laws, including the "safe harbour" provisions of provincial securities legislation and the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are typically identified by the words "believe", "expect", "anticipate", "intend", "estimate", "outlook", "focus", "potential", "will", "should", "would", "could" and other similar expressions. Readers are cautioned not to place undue reliance on forward-looking statements as it is subject to known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Except as required by law, there is no intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as required by law.

This press release does not constitute any investment advice or any solicitation or offer to buy or sell any securities. No representation is made on the accuracy or completeness of the information contained in this press release, and the Company does not accept liability for any errors or omissions in the contents of this press release that arise as a result of transmission. The Company may not update the information in this press release. The Company does not waive any rights, privileges or other protections that the Company may have with respect to the information in this press release.